Exhibit 99.1

  PLX Technology, Inc. Reports First Quarter 2006 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 18, 2006--PLX
Technology, Inc. (Nasdaq:PLXT):

    --  Continued Strong Sequential Revenue, Profitability Growth

    --  Continued Progress in PCI Express, USB Design Wins

    --  More than 300 PCI Express Customers Sampled to Date

    PLX Technology, Inc. (Nasdaq:PLXT) today announced financial results for the first quarter of 2006 which ended March 31, 2006.
    For the first quarter ended March 31, 2006, PLX reported net revenues of $20.0 million, a 51 percent increase from the $13.2 million reported in the quarter ended March 31, 2005 and a 30 percent increase from the $15.3 million reported in the quarter ended December 31, 2005.
    In the first quarter, the Company completed an evaluation and concluded that it is more appropriate to recognize revenues at the time of shipment to a distributor, also referred to as the sell-in basis of recognizing revenue. Prior to the first quarter the Company recognized revenues on sales to distributors when the distributor resold the product to its end customer, also referred to as the sell-through basis of recognizing revenue. Because of this change the Company recognized a one-time pick-up of $2,766,076 and $1,875,066 to revenues and gross margin, respectively. This pick-up corresponds to the amount of inventory held by the distributors as of March 31, 2006. Statement of Financial Accounting Standards No. 48, "Revenue Recognition When Right of Return Exists," sets forth conditions that must be met to recognize revenue at the time of shipment. Among those conditions is that a company that provides a right of return to a buyer be able to reasonably estimate the amount of future returns. In the past, the Company had concluded that it did not meet this condition, and therefore had deferred revenue on sales to distributors in the manner described above. The Company now believes that it is able to estimate returns and pricing concessions.
    Excluding the pick-up, net revenues for the first quarter ended March 31, 2006 were $17.2 million, a 30 percent increase from the $13.2 million reported in the quarter ended March 31, 2005, and a 12 percent increase from the $15.3 million reported in the quarter ended December 31, 2005.
    Net income for the first quarter ended March 31, 2006, under U.S. generally accepted accounting principles (GAAP), was $1.5 million or $0.06 per share (diluted), which included the effect of acquisition-related costs and stock option expense as prescribed by Statement of Financial Accounting Standard No. 123R (FAS 123R). This compared to a net loss under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), in the quarter ended March 31, 2005. This also compares to net income under GAAP of $35,000 in the fourth quarter ended December 31, 2005, or $0.00 per share (diluted).
    Pro forma net income for the first quarter ended March 31, 2006 was $3.1 million, or $0.11 per share (diluted) and excludes approximately $1.0 million in stock option expense as prescribed by FAS 123R and $0.5 million of acquisition-related costs. This compares with pro forma net income of $70,000, or $0.00 per share (diluted), in the quarter ended March 31, 2005 and pro forma net income of $0.8 million, or $0.03 per share (diluted), in the quarter ended December 31, 2005. A reconciliation between net income (loss) under GAAP and pro forma net income is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    Gross margin in the first quarter ended March 31, 2006 was 63 percent, compared with 64 percent for the fourth quarter ended December 31, 2005. Included in gross margin for the first quarter is the pick-up of $2,766,076 and $891,009, respectively, of net revenues and cost of revenues resulting from the change in the accounting for revenues to distributors. Excluding the pick-up, gross margin for the first quarter was 62 percent, compared with 64 percent for the prior quarter. The decrease in gross margin was primarily the result of higher sales of USB and PCI Express(TM) devices, which yield lower margins relative to the PCI I/O devices.
    Operating expenses under GAAP for the first quarter ended March 31, 2006 of $11.3 million include $1.0 million in stock option expense as prescribed by FAS 123R and $0.5 million of acquisition-related costs. This compares with operating expenses under GAAP of $9.9 million in the prior quarter, which includes $0.7 million of acquisition-related costs. Pro forma operating expenses for the first quarter ended March 31, 2006 were $9.7 million and excludes the items noted above. This compares to pro forma operating expenses of $9.2 million for the prior quarter. The sequential increase in pro forma operating expenses was due to higher compensation and benefit expenses, increases in sales commissions to manufacturers' representatives and professional fees associated with the year-end audit and Sarbanes-Oxley compliance.
    In summary, excluding the pick-up to net revenues and gross margin resulting from the change in accounting for revenues to distributors, acquisition-related costs, and share-based compensation, the Company recorded $17,200,000 in net revenues, 62 percent in gross margin, $9,700,000 million in operating expenses, $943,000 in income from operations, $1,285,000 in income before provision for income taxes and $1,242,000 in net income.
    The Company's balance sheet remained strong. At March 31, 2006, cash and investments were $35.4 million, compared to $35.0 million at December 31, 2005. Additionally, there continued to be no debt.
    "In the first quarter, rapid growth in our PCI Express and USB product lines drove substantial sequential revenue growth and increased profitability," said Mike Salameh, PLX Technology's chief executive officer. "In addition to growing PCI Express revenues rapidly, we continued to enhance our market leadership position by sampling our seventh PCI Express chip. To date, we have shipped samples or development systems to more than 300 customers, up from the approximately 250 in the fourth quarter of 2005.
    "Recent design-win success in consumer electronics and PC peripherals drove the rapid growth in our USB product line. Thanks to the strength in our PCI Express and USB product lines, we are looking forward to continued growth in total company revenues and profits in 2006."

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its second-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled call.

    -- Revenue for the second quarter ended June 30, 2006 is expected to be between $18.0 million and $19.0 million, with approximately 19 percent to 23 percent of total revenues attributable to USB products and approximately 21 percent to 25 percent of total revenues attributable to PCI Express products.

    -- Gross margins are expected to be in the range of 60 percent to 62 percent.

    -- Operating expenses under GAAP are expected to be between $11.0 million and $11.4 million. Pro forma operating expenses are expected to be between $9.5 million and $9.7 million. Pro forma operating expenses exclude the effect of share-based compensation, which is expected to be between $1.0 million and $1.2 million and acquisition-related costs of approximately $0.5 million.

    PLX management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its first-quarter financial results, as well as its second-quarter outlook. There will also be a live webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until April 25, 2006. The webcast can also be accessed through www.ccbn.com.
    For the live webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude the effect of stock-based compensation expense as prescribed by FAS 123R and acquisition-related charges, such as amortization of deferred compensation, amortization and write-down of purchased intangible assets and in-process research and development charges. PLX's management believes that the presentation of pro forma financial results are useful to investors and other interested persons because, by excluding certain expenses PLX believes are not indicative of the Company's core operating results, the users of the financial statements are provided with valuable insight into PLX's operating results. Further, these non-GAAP results are one of the primary indicators PLX's management uses for planning and forecasting future performance. In addition, PLX has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express and other standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the second quarter of 2006, which are set forth under the caption "Business Outlook," statements regarding the PCI Express and USB product line and statements about the Company's future gross margins. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers, which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.
    PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.


                         PLX TECHNOLOGY, INC.

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (in thousands, except per share amounts)


                                              Three Months Ended

                                        March 31 March 31  December 31
                                          2006     2005        2005
                                        -------- --------- -----------

Net revenues                            $20,005   $13,222     $15,339
Cost of revenues                          7,497     4,857       5,462
                                        -------- --------- -----------
Gross margin                             12,508     8,365       9,877

Operating expenses:
  Research and development                5,079     4,112       4,843
  Selling, general and administrative     5,675     4,426       4,339
  Amortization and write-off of
   purchased intangible assets              512       512         726
                                        -------- --------- -----------
Total operating expenses                 11,266     9,050       9,908

Income (loss) from operations             1,242      (685)        (31)
Interest income and other, net              342       155         261
                                        -------- --------- -----------

Income (loss) before provision
 for income taxes                         1,584      (530)        230
Provision for income taxes                   43        11         195
                                        -------- --------- -----------

Net income (loss)                        $1,541     $(541)        $35
                                        ======== ========= ===========

Basic net income (loss) per share         $0.06    $(0.02)      $0.00
                                        ======== ========= ===========
Shares used to compute basic per share
 amounts                                 27,884    26,786      27,592
                                        ======== ========= ===========
Diluted net income (loss) per share       $0.05    $(0.02)      $0.00
                                        ======== ========= ===========
Shares used to compute diluted per
 share amounts                           28,794    26,786      28,237
                                        ======== ========= ===========


                         PLX TECHNOLOGY, INC.

            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
   (Excluding Acquisition-Related Costs, Amortization of Intangible
              Assets and Share-Based Compensation Costs)
                              (Unaudited)
               (in thousands, except per share amounts)


                                              Three Months Ended
                                        March 31  March 31 December 31
                                        2006 (1)    2005      2005
                                        --------- -------- -----------

Net revenues                             $20,005  $13,222     $15,339
Cost of revenues                           7,488    4,857       5,462
                                        --------- -------- -----------
Gross margin                              12,517    8,365       9,877

Operating expenses:
  Research and development                 4,602    4,034       4,829
  Selling, general and administrative      5,097    4,405       4,337
                                        --------- -------- -----------
Total operating expenses                   9,699    8,439       9,166

Income (loss) from operations              2,818      (74)        711
Interest income and other, net               342      155         261
                                        --------- -------- -----------

Income before provision for income
 taxes                                     3,160       81         972
Provision for income taxes                    43       11         195
                                        --------- -------- -----------

Net income                                $3,117      $70        $777
                                        ========= ======== ===========

Basic net income per share                 $0.11    $0.00       $0.03
                                        ========= ======== ===========
Shares used to compute basic per share
 amounts                                  27,884   26,786      27,592
                                        ========= ======== ===========
Diluted net income per share               $0.11    $0.00       $0.03
                                        ========= ======== ===========
Shares used to compute diluted per
 share amounts                            28,794   27,592      28,237
                                        ========= ======== ===========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income is as follows:

GAAP net income (loss)                    $1,541    $(541)        $35
Amortization of deferred stock-based
 compensation                                 16       99          16
Amortization and write-off of purchased
 intangible assets                           512      512         726
Share-based compensation expense
 - Cost of revenues                           10        -           -
 - Research and development                  463        -           -
 - Selling, general and administrative       575        -           -
                                        --------- -------- -----------
Pro forma net income                      $3,117      $70        $777
                                        ========= ======== ===========


(1) The above pro forma amounts for the three months ended March 31, 2006 include a pick-up in net revenues and cost of revenues of $2,766,076 and $891,009, respectively, as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method whereby revenues are now recognized at the time of shipment to a distributor.


                         PLX TECHNOLOGY, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                               March 31   December 31
                                                 2006       2005 (1)
                                              ----------- ------------
                                              (unaudited)
ASSETS

  Cash and investments                           $35,362      $35,043
  Accounts receivable, net                         7,531        6,203
  Inventories                                      7,988        4,328
  Property and equipment, net                     29,386       29,535
  Goodwill                                        35,818       35,818
  Other intangible assets                          4,218        4,729
  Other assets                                     1,737        2,255
                                              ----------- ------------
Total assets                                    $122,040     $117,911
                                              =========== ============

LIABILITIES

  Accounts payable                                $6,605       $4,530
  Accrued compensation and benefits                1,887        1,754
  Deferred revenues                                    -        1,963
  Accrued commissions                                471          298
  Other accrued expenses                           1,445        1,877
                                              ----------- ------------
Total liabilities                                 10,408       10,422

STOCKHOLDERS' EQUITY

  Common stock, par value                             28           28
  Additional paid-in capital                     121,000      118,441
  Deferred compensation                             (111)        (128)
  Accumulated other comprehensive loss               (88)        (114)
  Accumulated deficit                             (9,197)     (10,738)
                                              ----------- ------------
Total stockholders' equity                       111,632      107,489
                                              ----------- ------------
Total liabilities and stockholders' equity      $122,040     $117,911
                                              =========== ============

(1) Derived from audited financial statements

    CONTACT: PLX Technology, Inc.
             Rafael Torres, 408-774-9060
             rtorres@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com